UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 21, 2010
ART TECHNOLOGY GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-26679 (Commission File Number)	04-3141918 (IRS Employer Identification No.)

One Main Street, Cambridge, Massachusetts (Address of Principal Executive Offices)	02142 (Zip Code)

Registrant’s telephone number, including area code:	(617) 386-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
     On December 21, 2010, Art Technology Group, Inc. (the “Company”) held a special meeting of its stockholders at which stockholders approved a motion to adjourn the special meeting previously scheduled to approve the Company’s pending acquisition by Oracle Corporation (“Oracle”) pursuant to an Agreement and Plan of Merger dated as of November 2, 2010, by and among the Company, Oracle and Amsterdam Acquisition Sub Corporation, a wholly-owned subsidiary of Oracle, until January 4, 2011, at 10:00 a.m., local time, at the offices of Foley Hoag LLP, Seaport West, 155 Seaport Boulevard, Boston, Massachusetts. The votes cast by the proxies on the motion were 112,954,101 votes in favor, 0 votes against and 0 votes abstained with no broker non-votes. The Company’s special meeting of stockholders is scheduled to reconvene on January 4, 2011, at 10:00 a.m., local time, at the offices of Foley Hoag LLP, Seaport West, 155 Seaport Boulevard, Boston, Massachusetts. Proxies will continue to be accepted until the polls are closed at the special meeting on January 4, 2011.
     As of November 23, 2010, the record date for the special meeting, there were 159,632,623 shares of the common stock of the Company issued and outstanding and entitled to vote at the special meeting of stockholders.
     The proposals described in the Company’s definitive proxy statement dated November 29, 2010 were not submitted for a vote and will be voted on at the reconvened special meeting of stockholders to be held on January 4, 2011.

Item 8.01	Other Events.
     On December 21, 2010, the Company issued a press release regarding the adjournment of its special meeting of stockholders in response to an order of the Delaware Court of Chancery. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Number	Title
99.1	Press Release dated December 21, 2010, entitled “ATG Announces Adjournment of Special Stockholders Meeting”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ART TECHNOLOGY GROUP, INC.
Date: December 21, 2010	By:	/s/ Julie M.B. Bradley
Julie M.B. Bradley
Chief Financial Officer

EXHIBIT INDEX

Number	Title
99.1	Press Release dated December 21, 2010, entitled “ATG Announces Adjournment of Special Stockholders Meeting”